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                                                                   EXHIBIT 15(A)



Securities and Exchange Commission


Washington, D.C. 20549



Re: Protective Life Corporation and PLC Capital L.L.C.


    Registration on Form S-3



    We are aware that our report dated April 26, 1994, except for Note G, as to which the date is May 2, 1994, on our review of interim financial information of Protective Life Corporation and subsidiaries for the three month periods ended March 31, 1994 and 1993 is included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                          /s/ COOPERS & LYBRAND


                                          COOPERS & LYBRAND



Birmingham, Alabama